                                                                    EXHIBIT 10.8

                              W. P. CAREY & CO. LLC

                    DEFERRED COMPENSATION PLAN FOR EMPLOYEES

                           EFFECTIVE DECEMBER 16, 2008

                              W. P. CAREY & CO. LLC

                    DEFERRED COMPENSATION PLAN FOR EMPLOYEES

                                TABLE OF CONTENTS

SECTION
 NUMBER                                TITLE                                PAGE
-------   ---------------------------------------------------------------   ----
                                      PREAMBLE

                                     ARTICLE I

          DEFINITIONS
  1.1     Account                                                             1
  1.2     Affiliate                                                           1
  1.3     Beneficiary                                                         1
  1.4     Board                                                               1
  1.5     Committee                                                           1
  1.6     Company                                                             2
  1.7     Company Share Fund Option                                           2
  1.8     Deferral Commitment                                                 2
  1.9     Deferral Election                                                   2
  1.10    Disability                                                          2
  1.11    Effective Date                                                      2
  1.12    Elective Deferred Compensation                                      2
  1.13    Employer                                                            2
  1.14    Enrollment Period                                                   2
  1.15    Internal Revenue Code                                               2
  1.16    Key Employee                                                        2
  1.17    Participant                                                         3
  1.18    Plan                                                                3
  1.19    Plan Year                                                           3
  1.20    Retirement                                                          3
  1.21    Separation From Service                                             3
  1.22    Standard Distribution Account                                       3
  1.23    Unforeseeable Emergency                                             3
  1.24    Valuation Date                                                      3
  1.25    Variable Fund Options                                               3

                                     ARTICLE II

          ADMINISTRATION
  2.1     Administrator                                                       4
  2.2     Powers and Duties                                                   4
  2.3     Procedures                                                          5
  2.4     Limitation of Liability                                             5
  2.5     Claims Procedure                                                    5

                                    ARTICLE III

          PARTICIPATION AND DEFERRAL COMMITMENTS
  3.1     Eligibility and Participation                                       5
  3.2     Duration of Deferral Commitment                                     6
  3.3     Basic Forms of Deferral                                             6
  3.4     Termination of Deferral Commitments on Unforeseeable Emergency      6
  3.5     Commencement of Deferral Commitment                                 6

                                     ARTICLE IV

          DEFERRED COMPENSATION ACCOUNTS
  4.1     Accounts                                                            7
  4.2     Elective Deferred Compensation                                      7
  4.3     Notional Earnings and Losses                                        7
  4.4     Valuation of Accounts                                               7
  4.5     Vesting of Accounts                                                 8
  4.6     Statement of Accounts                                               8
  4.7     Company Share Fund Option                                           8

                                     ARTICLE V

          PLAN BENEFITS
  5.1     Standard Distribution Account Benefit                               9
  5.2     Form of Benefit Payment Upon Separation From Service               11
  5.3     Survivor Benefits                                                  11
  5.4     Unforeseeable Emergency                                            12
  5.5     Disability                                                         12
  5.6     Valuation and Settlement                                           13
  5.7     Distributions From General Assets                                  13
  5.8     Withholding and Payroll Taxes                                      13
  5.9     Payment to Guardian                                                13
  5.10    Small Benefit                                                      13
  5.11    Notices and Elections                                              13

                                     ARTICLE VI

          DESIGNATION OF BENEFICIARY
  6.1     Designation of Beneficiary                                         14
  6.2     Failure to Designate Beneficiary                                   14

                                    ARTICLE VII

          FORFEITURES TO COMPANY
  7.1     Distribution of Participant's Interest When Company is Unable
             to Locate Distributees                                          14


                                    ARTICLE VIII

          MAINTENANCE OF ACCOUNTS
  8.1     Books and Records                                                  14

                                     ARTICLE IX

          AMENDMENT AND TERMINATION OF THE PLAN
  9.1     Amendment and Termination                                          15

                                     ARTICLE X

          SPENDTHRIFT PROVISIONS
  10.1    No Right to Alienation or Assignment                               15

                                     ARTICLE XI

          MISCELLANEOUS
  11.1    Right of Employers to Dismiss Employees; Obligations               15
  11.2    Title to and Ownership of Assets Held for Accounts                 16
  11.3    Nature of Liability to Participants                                16
  11.4    Text of Plan to Control                                            16
  11.5    Law Governing and Severability                                     16
  11.6    Gender                                                             16
  11.7    Trust Fund                                                         16
  11.8    Ineligible Participant                                             16

                              W. P. CAREY & CO. LLC
                    DEFERRED COMPENSATION PLAN FOR EMPLOYEES

                           Effective December 16, 2008

                                    PREAMBLE

The purpose of the W. P. Carey & Co. LLC Deferred Compensation Plan for Employees (the "Plan") is to provide opportunities for a select group of management or highly compensated employees of W. P. Carey & Co. LLC (the "Company") and its Affiliates to accumulate supplemental funds for retirement, special needs prior to retirement, or death. The Plan is effective as of December 16, 2008 for deferrals of compensation earned by eligible employees after such date.

The Company intends to create an unfunded Plan primarily for the purpose of providing a select group of management or highly compensated employees of the Company and of its affiliated organizations with deferred compensation in accordance with their individual elections. It is the intention of the Company that the Plan be operated in compliance with the American Jobs Creation Act of 2004 ("AJCA") and Section 409A of the Internal Revenue Code. The Compensation Committee ("Committee") or a successor committee designated by the Board shall be the administrator responsible for fulfilling the duties and responsibilities under the Plan.

                                    ARTICLE I
                                   DEFINITIONS

When used herein, the following words shall have the following meanings unless the content clearly indicates otherwise:

1.1 Account. "Account" means the record-keeping device used by the Company to measure and determine the amounts to be paid to a Participant under the Plan. Separate Accounts will be established for each Participant and as may otherwise be required.

1.2 Affiliate. "Affiliate" means an entity controlled, directly or indirectly, by the Company.

1.3 Beneficiary. "Beneficiary" means the person who under this Plan becomes entitled to receive a Participant's interest in the event of his or her death.

1.4 Board. "Board" means the Board of Directors of the Company or any committee thereof acting within the scope of its authority.

1.5 Committee. "Committee" means the Compensation Committee or a successor committee appointed to administer the Plan pursuant to Article II.

1.6 Company. "Company" means W. P. Carey & Co. LLC, and any successor in interest.

1.7 Company Share Fund Option. "Company Share Fund Option" shall mean an investment fund alternative permitting Participants to direct deferred compensation to purchase phantom units based on the Company's Common Shares.

1.8 Deferral Commitment. "Deferral Commitment" means a commitment made by a Participant pursuant to Article III for which a Deferral Election has been submitted by the Participant to the Committee.

1.9 Deferral Election. "Deferral Election" means the written agreement to defer receipt of compensation submitted by a Participant to the Committee or its delegates prior to the commencement of the period in which the deferred compensation is to be earned.

1.10 Disability. "Disability" means where, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twenty-four (24) months, either (i) a Participant is unable to engage in any substantial gainful activity or (ii) a Participant is receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of his or her Employer, as determined by the Committee, in accordance with Section 409A(a)(2)(C) of the Internal Revenue Code and Regulation Section 1.409A-3(i)(4) promulgated thereunder, on the basis of written information supplied by the Participant.

1.11 Effective Date. "Effective Date" of this Plan means December 16, 2008.

1.12 Elective Deferred Compensation. "Elective Deferred Compensation" means the amount of compensation that a Participant elects to defer pursuant to a Deferral Commitment.

1.13 Employer. "Employer" means the Company or one of its Affiliates.

1.14 Enrollment Period. "Enrollment Period" means an annual enrollment period during which eligible employees may file new or amended Deferral Elections covering compensation to be earned in the following calendar year.

1.15 Internal Revenue Code. "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

1.16 Key Employee. "Key Employee" may include a Participant who is (i) an officer of the Company having an annual compensation greater than $135,000 (as adjusted under Internal Revenue Code Section 416(i)(1)(A)), (ii) a five percent (5%) owner of the Company, or (iii) a one percent (1%) owner of the Company having an annual compensation from the Company of more than $150,000. The determination of who is or may be a Key Employee shall be made at the discretion of the Committee or its delegate, consistent with the requirements of a "Specified Employee" under Section 409A of the

Internal Revenue Code and in accordance with Internal Revenue Code Section 416(i), disregarding Section 416(i)(5).

1.17 Participant. "Participant" means any eligible employee of the Company who is making (or has elected to make) deferrals, or who holds an Account, under the terms of the Plan.

1.18 Plan. "Plan" means "W. P. Carey & Co. LLC Deferred Compensation Plan for Employees" as set forth in this document and as the same may be amended, administered or interpreted from time to time.

1.19 Plan Year. "Plan Year" means each calendar year beginning on January 1 and ending on December 31; provided, further, that the first Plan Year shall begin on January 1, 2009 and end on December 31, 2009.

1.20 Retirement. "Retirement" means Separation from Service of a Participant, other than by reason of death, on or after the date on which the Participant has attained age fifty-five (55).

1.21 Separation from Service. "Separation from Service" shall have the meaning set forth in Treasury Regulation Section 1.409A-1(h) or any successor thereto.

1.22 Standard Distribution Account. "Standard Distribution Account" means an Account established pursuant to Section 5.1, which provides for distribution of a benefit during employment or following Retirement.

1.23 Unforeseeable Emergency. An "Unforeseeable Emergency" is a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or the Participant's dependent (as defined in Section 152(a) of the Internal Revenue Code); loss of the Participant's property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the Committee, in accordance with Section 409A(a)(2)(B)(ii) of the Internal Revenue Code and Regulation Section 1.409A-3(i)(3) promulgated thereunder, on the basis of written information supplied by the Participant.

1.24 Valuation Date. "Valuation Date" means the last day of each month, or such other dates as the Committee may determine in its discretion, which may be either more or less frequent, for the valuation of Participants' Accounts.

1.25 Variable Fund Options. "Variable Fund Options" means the variable rate investment fund alternatives, if any, approved by the Committee and offered to Participants.

                                   ARTICLE II
                                 ADMINISTRATION

2.1 Administrator. Except as hereinafter provided, the Committee shall be responsible for the administrative responsibilities hereinafter described with respect to the Plan. Whenever any action is required or permitted to be taken in the administration of the Plan, the Committee shall take such action unless the Committee's power is expressly limited herein or by operation of law. The Committee shall be the Plan "Administrator" (as such term is defined in Section 3(16)(A) of ERISA). The Committee may delegate its duties and responsibilities as it, in its sole discretion, deems necessary or appropriate to the execution of such duties and responsibilities.

2.2 Powers and Duties. The Committee, or its delegates, shall maintain and keep (or cause to be maintained and kept) such records as are necessary for the efficient operation of the Plan or as may be required by any applicable law, regulation, or ruling and shall provide for the preparation and filing of such forms, reports, information, and documents as may be required to be filed with any governmental agency or department and with the Plan's Participants and/or other Beneficiaries.

Except to the extent expressly reserved to the Company, an Employer or the Board, the Committee shall have all powers necessary to carry out the administrative provisions of the Plan and to satisfy the requirements of any applicable law or laws. These powers shall include, by way of illustration and not limitation, the exclusive powers and discretionary authority necessary to:

     (a) construe and interpret the Plan; decide all questions of eligibility; decide all questions of fact relating to claims for benefits; and determine the amount, time, manner, method, and mode of payment of any benefits hereunder;

     (b) direct the Employer, and/or the trustee of any trust established at the discretion of the Company to provide for the payment of benefits under the Plan, concerning the amount, time, manner, method, and mode of payment of any benefits hereunder;

     (c) prescribe procedures to be followed and forms to be used by Participants and/or other persons in filing applications or elections;

     (d) prepare and distribute, in such manner as may be required by law or as the Committee deems appropriate, information explaining the Plan; provided, however, that no such explanation shall contravene the terms of this Plan or increase the rights of any Participant or Beneficiary or the liabilities of the Company or any Employer;

     (e) require from the Employer and Participants such information as shall be necessary for the proper administration of the Plan;

     (f) appoint and retain individuals to assist in the administration and construction of the Plan, including such legal, clerical, accounting, and actuarial services as it may require or as may be required by any applicable law or laws;

     (g) approve the variable rate investment fund alternatives, if any, that will be offered as the Variable Fund Options;

     (h) approve any special elections and/or payouts permitted under AJCA and
     Section 409A of the Internal Revenue Code;

     (i) establish such rules or regulations related to its powers and duties as it may deem necessary and proper to carry out the intent of the Company as to the purposes of the Plan; and

     (j) perform all functions otherwise imposed upon a plan administrator.

2.3 Procedures. The Committee shall be organized and conduct its business with respect to the Plan in accordance with the organizational and procedural rules set forth in its charter.

2.4 Limitation of Liability. The Board, the members of the Committee, and any officer, employee, or agent of the Company or any Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company or any Employer for any act, or failure to act, made in good faith in relation to the Plan.

2.5 Claims Procedure. The right of any Participant or Beneficiary to receive a benefit hereunder and the amount of such benefit shall be determined in accordance with the procedures for determination of benefit claims established and maintained by the Committee in compliance with the requirements of Section 503 of ERISA; which separate procedures, entitled Procedures for Determination of Benefit Claims, are incorporated herein by this reference.

                                   ARTICLE III
                     PARTICIPATION AND DEFERRAL COMMITMENTS

3.1 Eligibility and Participation.

     (a) Eligibility. Eligibility to make a Deferral Commitment shall be limited to employees of the Company or its Affiliates as determined by the Committee, from time to time.

     (b) Participation. Except as otherwise provided herein, an eligible individual may elect to participate in the Plan by submitting a Deferral Election to the Committee or its delegates during the Enrollment Period preceding the commencement of the period in which the deferred compensation is to be earned.

3.2 Duration of Deferral Commitment.

     (a) A Deferral Commitment shall be effective for specified compensation to be earned during the next Plan Year following the date it is filed and shall terminate at the end of such Plan Year, unless otherwise provided by the Committee or its delegates. A Deferral Election shall not apply to any deferrals that represent payments for services performed prior to the beginning of the Plan Year to which it applies.

     (b) A Participant's Deferral Commitments shall terminate upon the Participant's Separation from Service and as provided in Section 5.4 in the case of an Unforeseeable Emergency.

3.3 Basic Forms of Deferral. Subject to such determinations as may be made by the Committee, an eligible employee may file a Deferral Election to defer any or all of the following forms of compensation:

     (a) Restricted Stock Unit Deferrals. A Participant may elect to defer up to one hundred percent (100%) of amounts to be paid by the Employer pursuant to an award of Restricted Stock Units. The amount to be deferred shall be stated as a whole number percentage or units, or dollar amount of such award.

     (b) Performance Share Unit Deferrals. A Participant may elect to defer up to one hundred percent (100%) of amounts to be paid by the Employer pursuant to an award of Performance Share Units. The amount to be deferred shall be stated as a whole number percentage or units, or dollar amount of such award.

     (c) Special Deferrals. A Participant may elect any special Deferral Commitment that is authorized by the Committee in its discretion.

3.4 Termination of Deferral Commitments on Unforeseeable Emergency. Upon a finding that the Participant has suffered an Unforeseeable Emergency, all previously elected Deferral Commitments of the Participant shall terminate.

3.5 Commencement of Deferral Commitment. A Deferral Commitment shall be deemed to commence as of the first day of the Plan Year (or other period permitted under Section 3.3(c) of this Plan) covered by the Deferral Election for such Deferral Commitment.

                                   ARTICLE IV
                         DEFERRED COMPENSATION ACCOUNTS

4.1 Accounts. For record-keeping purposes only, Standard Distribution Accounts shall be maintained as applicable for each Participant's Elective Deferred Compensation. Accounts shall be deemed to be credited with notional gains or losses as provided in Section 4.3 from the date of deferral through the Valuation Date.

4.2 Elective Deferred Compensation. A Participant's Elective Deferred Compensation shall be credited to the Participant's Account(s) as of the date when the corresponding non-deferred portion of the compensation is paid or would have been paid but for the Deferral Commitment. Any withholding of taxes or other amounts with respect to deferred compensation that is required by Federal, state or local law shall be withheld from the Participant's non-deferred compensation.

4.3 Notional Earnings and Losses. Accounts shall be credited with notional earnings and losses as of each Valuation Date from the dates when deferred amounts are credited to Accounts based on the balance of each Account. Earnings and losses credited to each Account shall be based on the Participant's choices among the Variable Fund Options and the Company Share Fund Option, subject to the terms of this Section.

     (a) Earnings or Losses During Participant's Lifetime. During a Participant's lifetime, all compensation deferred by the Participant will be credited as elected by the Participant with earnings or losses that may accrue based on the performance of (i) the Variable Fund Options or (ii) the Company Share Fund Option.

     (b) Earnings or Losses After Participant's Death. Following a Participant's death, all compensation deferred by the Participant will be credited as elected by the Participant's Beneficiary with earnings or losses that may accrue based on the performance of (i) the Variable Fund Options or (ii) the Company Share Fund Option.

     (c) Changes to Investment Elections. Except as otherwise approved by the Committee, Participants and Beneficiaries may elect quarterly to reallocate previously accrued notional funds among the Variable Fund Options. Participants shall not be permitted to reallocate previously accrued amounts between the Company Share Fund Option and any of the Variable Fund Options.

4.4 Valuation of Accounts. A Participant's Account as of each Valuation Date shall consist of the balance of the Participant's Account as of the immediately preceding Valuation Date, increased by the Participant's Elective Deferred Compensation and earnings credited to such Account and reduced by losses sustained by any Variable Fund Options or the Company Share Fund Option as selected by the Participant and by distributions and withdrawals made from such Account since the immediately preceding Valuation Date.

4.5 Vesting of Accounts. Each Participant shall be one hundred percent (100%) vested at all times in the amounts credited to such Participant's Accounts, subject to any vesting criteria applicable to Restricted Stock Units, Performance Share Units or other compensation to which the Deferral Election applies.

4.6 Statement of Accounts. The Company shall submit to each Participant periodic statements setting forth the balance to the credit of the Accounts maintained for the Participant.

4.7 Company Share Fund Option. Participants shall be permitted to defer compensation from Restricted Stock Units, Performance Share Units and special deferral amounts into the Company Share Fund Option. In addition, the Company may require that special deferral amounts be allocated to the Company Share Fund Option. Participant deferrals of Restricted Stock Units and Performance Units into the Company Share Fund Option shall remain in unit form, representing the Company's Common shares, and special deferral amounts shall be treated as if Elective Deferred Compensation were invested in the Company's Common Shares on the dates of such deferrals as determined under Section 4.2. Except for deferrals denominated in or converted into units representing the Company's Common Shares, deferrals shall be credited to Participant Accounts as phantom units representing whole and partial shares of the Company's Common Shares. The following rules shall apply to such phantom stock units:

     (a) Phantom stock units shall be valued at the closing price of a share of the Company's Common Shares in the New York Stock Exchange Composite Transactions on the date of such deferral and each other relevant Valuation Date, or, if no sale shall have been made on such exchange on that date, the closing price in the New York Stock Exchange Composite Transactions on the last preceding day on which there was a sale ("Fair Market Value"). If the Company's Common Shares are not listed on such exchange, the phantom stock units shall be valued at the closing price of a share of Common Shares for such date on (or on any composite index including) the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Common Shares are listed or, if the Common Shares are not listed on any such exchange, the Committee shall in good faith determine the value of such phantom stock units on such date.

     (b) Dividend or distribution (each a "Dividend") equivalents shall be accrued on phantom units at the same rate established by the Company for the underlying Common Shares and on the established record date, and shall be paid to Participants on the regularly scheduled payment date(s) provided the Participant is employed by the Company on such record date(s). If the Participant is not so employed, such Dividend equivalents shall be accrued on phantom units, when and if declared and paid on the Company's Common Shares, and credited to additional phantom units as if such amounts were reinvested in the Company's Common Shares.

     (c) Participants shall not be permitted to reallocate previously accrued amounts between the Company Share Fund Option and any of the Variable Fund Options.

     (d) Participants in the Company Share Fund Option shall not be considered to be shareholders of the Company and shall be entitled only to those voting rights, if any, as may be approved by the Company with respect to shares of the Company's Common Shares that may be held in a trust established by the Company on behalf of Plan Participants.

     (e) Plan benefits paid under Article V from phantom stock units accrued under the Company Share Fund Option shall be settled in shares of the Company's Common Shares or cash, in the discretion of the Company, which will be credited to a book-entry account in the Participant's name.

     (f) A Participant shall be advised as to the amount of any Federal, state, local or foreign income tax required to be withheld by the Company on the compensation income resulting from the payout of shares of the Company's Common Shares. Participant shall pay any taxes required to be withheld directly to the Company in cash upon request; provided, however, that if permitted by the Committee a Participant may satisfy such obligation in whole or in part by requesting the Company in writing to withhold from the shares otherwise deliverable that number of shares having a Fair Market Value on the date on which such tax is calculated equal to the amount of the aggregate minimum statutory withholding tax obligation to be so satisfied. No Common Shares shall be delivered to a Participant unless and until Participant shall have satisfied any obligation for withholding taxes with respect thereto as provided herein.

                                    ARTICLE V
                                  PLAN BENEFITS

5.1 Standard Distribution Account Benefit.

     (a) Election of Benefit. A Participant may file a Deferral Election to defer compensation into up to three (3) Standard Distribution Accounts and receive benefits from each such Account following Separation from Service upon Retirement or while employed by an Employer. A Participant shall elect one benefit payment option for each elected Standard Distribution Account specifying a date of commencement and duration of payments for each Account. A Participant shall direct that each of his or her elected Standard Distribution Accounts be invested in any one or more of the Variable Fund Options and/or the Company Share Fund. A Participant's election of payment options shall be irrevocable, except as follows:

          (i) A Participant shall be permitted to file one new payment election per year for each elected Standard Distribution Account, which will supersede his or her original payment option for that Account. Such change elections must be filed more than twelve (12) months prior to the previously elected commencement date and may not take effect for twelve (12) months. Change elections may not accelerate a payment commencement date and must delay payment for at least five (5) years from the previously elected payment commencement date. No change elections will be allowed if the previously elected commencement date is age sixty-five (65) or older. If it is found that a Participant's payment election does not comply with AJCA and Section 409A of the Internal Revenue Code, benefits will be paid in accordance with the most recent valid election filed by the Participant.

          (ii) A Participant may request in writing a payment in a lump sum, which is reasonably necessary to meet the Participant's requirements due to an Unforeseeable Emergency, subject to approval by the Committee and in compliance with Section 409A of the Internal Revenue Code.

          (iii) A Participant may file without penalty any new payment election permitted by Section 409A of the Internal Revenue Code and approved by the Committee.

     (b) Forms of Benefit Payment. The available forms of payment from a Standard Distribution Account are as follows:

          (i) One lump sum payment.

          (ii) Annual installments in approximately equal payments of principal and earnings, if any, over a payment period of two (2) to five (5) years, as elected by the Participant. The payment of the annual installments shall begin the fifteenth day in February (or, if not a business day, the next business day) following Retirement or of a specified year elected, as applicable, and the amount shall be recalculated effective as of the fifteenth day in February (or, if not a business day, the next business day) of each year based on the remaining Account balance and the remaining number of installment payments.

     (c) Commencement of Benefit Payment. Except as provided below for Key Employees, the available commencement dates for payment of benefits from a Participant's Standard Distribution Account are as follows:

          (i) Upon retirement; provided, that in the case of a lump sum distribution, payment will be made within sixty (60) days of the end of the month following Separation from Service.

          (ii) The fifteenth day in February (or, if not a business day, the next business day) of a specified year while employed; provided, however, that no payment may commence earlier than the completion of two Plan Years following the effective date of each deferral election with regard to such Account.

          (iii) The fifteenth day in February (or, if not a business day, the next business day) of a specified year following Retirement; provided, however, that no payment may commence later than the fifth year following the Participant's Retirement.

          (iv) Payments to Key Employees may commence as stated above, except that any payment based upon a Separation from Service shall be delayed until the first day following the six-month anniversary of such Participant's Separation from Service.

     (d) Default Retirement Benefit. If a Participant does not elect a benefit payment option for his or her Standard Distribution Account, Plan benefits from such Account will be paid in a lump sum within sixty (60) days of the end of the month following Separation from Service, subject to any delay required for Key Employees.

5.2 Form of Benefit Payment Upon Separation from Service. Benefits payable upon a Participant's Separation from Service, for reasons other than Disability or death, before eligibility for Retirement shall be paid in a lump sum within sixty (60) days of the end of the month following Separation from Service; provided, however, that payments to Key Employees shall be delayed until the first day following the six-month anniversary of such Participant's Separation from Service.

5.3 Survivor Benefits.

     (a) Pre-Retirement Survivor Benefits. If a Participant dies while in employment with an Employer prior to complete distribution of his or her Account balances, the Employer will pay the balance remaining in such Accounts to the Participant's Beneficiary in a lump sum within ninety (90) days following the Participant's death. Amounts credited to the Company Share Fund Option for a Participant shall be included in the calculation of the amount payable, but such amounts shall be distributed in shares of the Company's Common Shares and credited against the obligations under this section in a manner to be approved by the Committee.

     If a Participant dies while in employment with an Employer after complete distribution of his or her Account balances, no survivor benefit will be payable to the Participant's Beneficiary under the Plan.

     (b) Post-Retirement Survivor Benefits. If a Participant dies after Separation from Service but before commencement of payment of benefits with respect to his or


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

     her Standard Distribution Account balances, the Employer will pay to the Participant's Beneficiary the balances of the Participant's Accounts in a lump-sum within ninety (90) days following the Participant's death.

     If a Participant dies after the commencement of payment of benefits with respect to his or her Standard Distribution Accounts, the Employer will pay to the Participant's Beneficiary the remaining installments of any such benefit that would have been paid to the Participant had the Participant survived.

     (c) Valuation Date. The amount payable with respect to each of the Participant's Standard Distribution Accounts shall be determined by crediting such Accounts through the date of the Participant's death with all the Participant's deferrals and all earnings or losses based on the performance of the Variable Fund Options or the Company Share Fund Option as elected by the Participant for each of such Accounts. After the Participant's death, the Accounts will be increased or reduced as provided in Section 4.3(b).

     (d) Death of Survivor. Upon the death of a Participant's Beneficiary, the amount of any survivor benefit remaining payable to such Beneficiary will be paid in a lump sum to the Beneficiary's estate or personal representative. The lump sum amount will be determined by taking the present value of the remaining payments using such discount rate as the Committee may determine.

5.4 Unforeseeable Emergency. Upon finding that a Participant has suffered an Unforeseeable Emergency, the Committee will make distributions from an Account prior to the time specified for payment of benefits under the Plan. The amount of such distributions will be limited to the amount reasonably necessary to meet the Participant's requirements during the Unforeseeable Emergency. Applications for Unforeseeable Emergency distributions and determinations thereon by the Committee shall be in writing, and a Participant may be required to furnish written proof of the Unforeseeable Emergency.

Following a complete distribution of an entire Account balance necessary to meet Participant's Unforeseeable Emergency, a Participant and his or her Beneficiary will be entitled to no further benefits under the Plan with respect to that Account. Amounts paid to a Participant pursuant to this Section 5.4 shall be treated as distributions from the Participant's Account. Any Participant who receives an Unforeseeable Emergency distribution of any part of an Account balance shall not be allowed to make any deferrals under the Plan during the remainder of the Plan Year in which he receives such distribution or during the next Plan Year.

5.5 Disability. If a Participant suffers a Disability, the Participant's Deferral Commitments will cease except as to any compensation which has been earned prior to the Committee's determination of Disability but is payable thereafter. The Participant's Accounts will be distributed in accordance with the method of payment that the

Participant has elected for payment of benefits upon Separation from Service at Retirement.

5.6 Valuation and Settlement. The date on which a lump sum is paid or the date on which installment payments commence shall be the "Settlement Date." The Settlement Date for a Standard Distribution Account payable during employment or delayed payments shall be the date that the Participant elects for commencement of such payments in the Deferral Election designating the form of payment for the Account. The amount of a lump sum payment and the initial amount of installment payments shall be based on the value of the Participant's Account as of the Valuation Date at the end of the immediately preceding month before the Settlement Date. For example, the Valuation Date at the end of December shall be used to determine lump sum payments and the initial amount of installment payments which will be made in the following January.

5.7 Distributions from General Assets. The Employer shall make any or all distributions pursuant to this Plan in cash out of its general assets, except that all distributions from the Company Share Fund Option shall be settled only in shares of the Company's Common Shares credited to a book-entry account in the Participant's name.

5.8 Withholding and Payroll Taxes. The Employer shall withhold any taxes required to be withheld under federal, state or local law.

5.9 Payment to Guardian. If a benefit is payable to a minor or a person of unsound mind, whether or not declared incompetent, or to a person incapable of handling the disposition of his or her property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapacitated person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.

5.10 Small Benefit. Notwithstanding any election made by the Participant, the Committee, in its sole discretion, may direct payment of any benefit in the form of a lump sum payment to the Participant or any Beneficiary, if the lump sum amount of the Account balance which is payable to the Participant or Beneficiary when payments to such Participant or Beneficiary would otherwise commence is less than the limit on elective deferrals under Section 402(g) of the Internal Revenue Code.

5.11 Notices and Elections. Any notice or election required or permitted to be given to the Company or the Committee under the Plan shall be sufficient only if it is in writing on a form prescribed or accepted by the Committee and hand delivered, or sent by registered or certified mail return receipt requested, or facsimile with proof of transmission, to the principal office of the Company, directed to the attention of the Human Resources Department of the Company. Such notice or election shall be deemed given as of the date of delivery or, if delivery is made by mail or facsimile, as of the date shown on the postmark on the receipt for registration or certification or transmission, as applicable.

                                   ARTICLE VI
                           DESIGNATION OF BENEFICIARY

6.1 Designation of Beneficiary. Each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive his or her interest in each of his or her Accounts upon his or her death. Such designation shall be made on a form prescribed by and delivered to the Company. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company, and no notice to any Beneficiary or consent by any Beneficiary shall be required to effect any such change or revocation.

6.2 Failure to Designate Beneficiary. If a Participant shall fail to designate a Beneficiary before his or her death, or if no designated Beneficiary survives the Participant, the Committee may direct the Company to pay the balance in each of his or her Accounts in a lump sum to the executor or administrator for the Participant's estate; provided, however, if no executor or administrator shall have been appointed, the Committee may direct the Company to pay his or her Account balances to such person or persons as the Committee reasonably determines, and the Committee may require such proof of right and/or identity of such person or persons as the Committee may deem appropriate or necessary.

                                   ARTICLE VII
                             FORFEITURES TO COMPANY

7.1 Distribution of Participant's Interest When Company is Unable to Locate Distributees. In case the Company is unable within three (3) years after payment is due to a Participant, or within three (3) years after payment is due to the Beneficiary or estate of a deceased Participant, to make such payment to him or her or his or her Beneficiary, executor or administrator because it cannot ascertain his or her whereabouts or the identity or whereabouts of his or her Beneficiary, executor or administrator by mailing to the last known address shown on the Employer's or the Company's records, and neither he or she, his or her Beneficiary, nor his or her executor or administrator had made written claim therefore before the expiration of the aforesaid time limit, then in such case, the amount due shall be forfeited to the Company.

                                  ARTICLE VIII
                             MAINTENANCE OF ACCOUNTS

8.1 Books and Records. The Company shall keep, or cause to be kept, all such books of account, records and other data as may be necessary or advisable in its judgment for the administration of this Plan, and properly to reflect the affairs thereof, and to determine the nature and amount of the interests of the respective Participants in each Account.

The Company is not required to physically segregate any assets with respect to the Accounts under this Plan from any other assets of the Company and may commingle any such assets with any other moneys, securities and properties of any kind of the Company. Separate accounts or records for the respective Participants' interests shall be maintained for operational and accounting purposes, but no such account or record shall be considered as creating a lien of any nature whatsoever on or as segregating any of the assets with respect to the Accounts under this Plan from any other funds or property of the Company.

                                   ARTICLE IX
                      AMENDMENT AND TERMINATION OF THE PLAN

9.1 Amendment or Termination. The Board and/or the Committee may at any time amend or terminate the Plan in whole or in part, provided however, that, except as may be provided herein or required by applicable law, no amendment or termination shall be effective to decrease or restrict the amount accrued (including earnings at the appropriate interest rate) in any Account to the date of such amendment, cause a payment of deferred amounts or otherwise affect a deferral election with respect to the then current Plan Year.

                                    ARTICLE X
                             SPENDTHRIFT PROVISIONS

10.1 No Right to Alienation or Assignment. The Employer shall, except as otherwise provided hereunder, pay all amounts payable hereunder only to the person or persons entitled thereto hereunder, and all such payments shall be made directly into the hands of each such person or persons and not into the hands of any other person or corporation whatsoever, so that said payments may not be liable for the debts, contracts or engagements of any such designated person or persons, or taken in execution by attachment or garnishment or by any other legal or equitable proceedings, nor shall any such designated person or persons have any right to alienate, arbitrate, execute, pledge, encumber, or assign any such payments or the benefits or proceeds thereof. Notwithstanding the foregoing, the Committee may assign and/or accelerate the payment of a Participant's vested account balances to an individual other than the Participant as may be necessary to comply with a "qualified domestic relations order" as defined by and under the terms provided in Code Section 414(p), Code
Section 409A and other applicable authorities.

                                   ARTICLE XI
                                  MISCELLANEOUS


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

11.1 Right of Employers to Dismiss Employees; Obligations. Neither the action of the Company and the Employers in establishing this Plan, nor any provisions of this Plan, shall be construed as giving any employee the right to be retained in his or her Employer's employ, or any right to any payment whatsoever except to the extent of the benefits provided for by this Plan. The Employers expressly reserve their right at any time to dismiss any employee without any liability for any claim against the Employers, or any of them, for any payment whatsoever except to the extent provided for in this Plan. The Employers, or any of them, have no obligation to create any other or subsequent deferred compensation plan for any employees.

11.2 Title to and Ownership of Assets Held for Accounts. Title to and ownership of all assets held for any Accounts shall be vested in the Employer and shall constitute general assets of the Employer.

11.3 Nature of Liability to Participants. Any and all payments required to be made by the Employer to Participants in the Plan shall be general and unsecured liabilities of the Employer.

11.4 Text of Plan to Control. The headings of the Articles and Sections are included solely for convenience of reference, and if there be any conflict between such headings and the text of this Plan, the text shall control. This Plan document sets forth the complete terms of the Plan. In the event of any discrepancies or conflicts between this Plan document and any summary or other information regarding the Plan, the terms of this Plan document shall apply and control. The Plans and any Deferral Elections will be interpreted and administered in accordance with Internal Revenue Code Section 409A. In the event that any provision that is necessary to effectuate such intent as determined by the Company, in its sole discretion, to have been omitted, such omitted provision shall be deemed included herein and is hereby incorporated.

11.5 Law Governing and Severability. This Plan shall be construed, regulated and administered under the laws of the State of New York. If any provisions of this Plan shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of this Plan, and this Plan shall be deemed to be modified to the least extent possible to make it valid and enforceable in its entirety.

11.6 Gender. The masculine gender shall include the feminine, and the singular shall include the plural, except when the context expressly dictates otherwise.

11.7 Trust Fund. The Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, with such trustees as the Board or the Committee may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

11.8 Ineligible Participant. Notwithstanding any other provisions of this Plan to the contrary, if any Participant is determined not to be a "management or highly compensated employee" within the meaning of ERISA or Regulations thereunder, such Participant will not be eligible for this Plan.


                                       17